Exhibit 15

Coopers                                       certified public accountants
& Lybrand








Ford Holdings, Inc.
The American Road
Dearborn, Michigan




Re: Ford Holdings, Inc. Registration Statement Nos. 33-48743, 33-60232, 33-50419, 33-56335, and 33-56747 on Form S-3 and
     Ford Holdings, Inc. and Ford Motor Company Registration Statement Nos. 33-32641, 33-55474, and 33-55171 on Form S-3



We are aware that our report dated July 19, 1995 accompanying the unaudited interim financial information of Ford Holdings, Inc. for the periods ended June 30, 1995 and 1994 and included in Ford Holdings, Inc. Quarterly Report on Form 10-Q for the quarter ended June 30, 1995 will be incorporated by reference in the Registration Statements. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the Registration Statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.




/s/ COOPERS & LYBRAND L.L.P.

COOPERS & LYBRAND L.L.P.

Detroit, Michigan
July 27, 1995

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